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                                                                   Exhibit 10.12







               ZHUHAI CITY STATE-OWNED LAND USE RIGHTS ASSIGNMENT

                  Zhu-Gui-Guo-Tu-He-Zi [Bonded] (2000) No. 003









                                    CONTRACT









                                  May 16, 2000


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                 STATE-OWNED LAND USE RIGHTS ASSIGNMENT CONTRACT

                  1. THE TWO CONCERNED PARTIES TO THIS CONTRACT


First Party (Assignor):    Zhuhai Bonded Area Management Committee
Legal Representative:      Li Xiang               Title:  Director
Address: Wanzai Hongwan, Zhuhai City, Guangdong Province
Postal Code:      519000            Telephone: 756-8825123


Second Party (Assignee):   OPLINK COMMUNICATIONS INC.
Legal Representative:      Liu Yanliang         Title:   Chairman of the Board
Address:          3475 North First Street       Telephone: 0756--3315530
                  San Jose, CA 95134, USA

         In accordance with the PEOPLE'S REPUBLIC OF CHINA STATE LAND ADMINISTRATION ACT, the PEOPLE'S REPUBLIC OF CHINA URBAN REAL ESTATE ADMINISTRATION ACT, and regulations of Guangdong Province and Zhuhai City concerning state-owned land use rights, the two parties have concluded this contract based on the principles of equity and mutual benefit.

         The land price contained in this contract is comprised of two parts: land use rights assignment funds (i.e., compensated land use fees) and land development cost funds (including land requisition compensation fees, dismantling and moving compensation fees for buildings on the land, labor resettlement compensation fees, municipal government facility matching fees and land "six connections, one flat" development fees). The ratios thereof are 30% and 70%.

         "Six connections and one flat": Electricity, telecommunications, water, sewage, water drainage, roads, and leveled land.


                            2. LAND AND INTENDED USE

         1. Industrial-use land

         (1) First Party assigns the state-owned land use rights for land with an area of 96794.30 square meters (this plot of land does not include subterranean resources, buried objects and municipal government public facilities) located in the Zhuhai Bonded Area (see Attachment 1) for the use of Second Party (the formal red-line drawings shall be the standard for coordinates and area).

         2. Land for Matching Residential Use

         (1) First Party assigns the state-owned land use rights for a plot of land (this land does not include subterranean resources, buried objects and municipal government public facilities) with area of 46849.35 square meters (see Attachment 2) located outside the north gate of the Zhuhai Bonded Area for use of Second Party (the formal red-line drawing shall be the standard for coordinates and area).

         (2) The intended use for this plot of land is: only to serve as land for the matching residence of Second Party's employees. If Second Party changes to other use, First Party has the right to recover the land.
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         3. The total area of land for high technology industrial use and matching residential use is 143643.66 square meters. Hereinafter, this shall be referred to as "the Land."


                        3. LAND PRICE AND PAYMENT METHOD

         1. First Party agrees to assign the land use rights for the Land to Second Party at RMB 100 YUAN for each square meter of used land area, when the plot ratio is 1.0 or less than 1.0; if the plot ratio exceeds 1.0, fees for the excess building area shall be charged at 80% of the land price.

         Plot ratio is calculated as follows: Total building area of buildings on the ground surface divided by area of used land

         Land price calculation formula:

         Land price payable = (Total area of used land + area of buildings in excess of 1.0 plot ratio x 80%) x basic land price. Because Second Party's plot ratio is 1.0 or less than 1.0, the total land price payable by Second Party is RMB 14,364,366 YUAN. Spelled out: RENMINBI Fourteen Million Three Hundred Sixty-four Thousand Three Hundred Sixty-six YUAN exactly.

         2. Payment method: Whereas Second Party plans to develop the Land in three stages, with developed land area in the first stage totaling 45000 square meters (of which the developed land area for industrial use shall be 30000 square meters, and the developed land area for matching residential use shall be 15000 square meters); developed land area in the second stage shall total 45000 square meters (of which the developed land area for industrial use shall be 30000 square meters, and the developed land area for matching residential use shall be 15000 square meters); developed land area in the third stage shall total 53643.66 square meters (of which the developed land area for industrial use shall be 36794.30 square meters, and the developed land area for matching residential use shall be 16849.36 square meters); First Party agrees that Second Party shall make payment in full of the land price for the Land in three payments within 25 months of the date on which this contract takes effect, i.e. by June 17, 2002. Specific payments shall be as follows:

         (1) Down payment: Within 30 days of the signing and taking effect of this contract, i.e. by June 17, 2000, Second Party must pay to First Party the land price for the land to be developed in the first stage of RMB 4,500,000 YUAN (Four Million Five Hundred Thousand), as well as 20% of the land price for land to be developed in the second stage (RMB 900,000 YUAN) and 20% of the land price for land to be developed in the third stage (RMB 1,072,873.20 YUAN) for a total of RMB 1,972,873.20 YUAN, to serve as a deposit for the land price for the second and third stages. Thus, the down payment shall total RMB 6,472,873.20 YUAN. (Spelled out: Six Million Four Hundred Seventy-two Thousand Eight Hundred Seventy-three YUAN and Twenty FEN)

         (2) Second payment: Within 13 months of the signing and taking effect of this contract, i.e. by June 17, 2001, Second Party must pay to First Party 80% of the land price for the land to be developed in the second stage, i.e. RMB 3,600,000 YUAN. (Spelled out: Three Million Six Hundred Thousand YUAN exactly)

         (3) Third payment: Within 25 months of the signing and taking effect of this contract, i.e. by June 17, 2002, Second Party must pay to First Party 80% of the land price for the land to be developed in the third stage, i.e. RMB 4,291,492.80 YUAN. (Spelled out: Four Million Two Hundred Ninety-one Thousand Four Hundred Ninety-two YUAN and 80 FEN)
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         3. First Party shall provide to Second Party red-line drawings and construction land planning permits and construction land approvals for the used land within 15 days after Second Party has paid the down payment in full.

         4. In the event that Second Party fails to pay the land price on schedule in accordance with the contract, in addition to being unable to enjoy the benefits stipulated in the preceding paragraph, an amount equivalent to 1.5% of the owed land price shall be charged each month. Additionally, if First Party's letter demanding payment is ineffective, First Party has the right to rescind this contract and recover the land, shall not refund any land price already paid, and may demand breach of contract damages. If First Party defaults under this contract, then First Party must return in lump sum land price amounts already paid by Second Party and assume corresponding breach of contract liability.

         5. In addition to the payment of the land price as set forth in the preceding paragraphs of this contract, Second Party must also pay deed taxes in accordance with national and municipal government regulations.

         6. In accordance with applicable municipal government regulations, no land use tariffs will be assessed.


                    4. TERM OF ASSIGNMENT OF LAND USE RIGHTS

         1. The term of assignment for the industrial use land of the Land is fifty years, and the term of assignment for the matching residential use land is seventy years, calculated beginning from the date on which the "Construction Use Land Approval Document" was issued. If Second Party needs to extend or shorten the term of use, it may be extended or shortened upon approval, whereupon the land price shall be correspondingly adjusted in accordance with the extended or shortened term.

         2. Prior to the expiration of the term of use confirmed above, the use rights for the Land obtained by Second Party will not be recovered;

In accordance with the related laws and regulations of the state, urban planning and social and public benefit needs, the land use rights for the Land may be recovered in advance according to legal procedures, and corresponding compensation shall be given in accordance with Second Party's actual term of use and actual Land development circumstances.


                          5. CONSTRUCTION REQUIREMENTS

         1. First Party shall provide permanent "six connections and one flat" matching land facilities, but, because First Party is currently in the process of constructing municipal government facilities, upon completed payment of the down payment on the part of Second Party, First Party shall (1) within 90 fair-weather working days (excluding natural disasters), turn over to Second Party complete industrial use land that has three connections and one flat and is developable and usable; (2) within 120 fair-weather working days (excluding natural disasters), turn over to Second Party complete matching residential land that has three connections and one flat and is developable and usable, in order to satisfy the temporary water, electricity and road connection needs for production and construction, and shall offer Second Party coordination and assistance with respect to development thereof.

         2. Construction requirements for the Land shall be based on the "Construction Design Essentials" issued by First Party, which must not be arbitrarily modified; if Second Party requires modification, Second Party must report such changes to First Party for new approval; in the event that such
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modifications involve changes to the intended use of the Land and the plot ratio, Second Party must further execute a modification agreement to the land use rights assignment contract with First Party, and correspondingly adjust the land price.

         3. Second Party shall begin construction to develop the Land within the Begin Construction Deadline as stipulated in the "Construction Land Approval Document." In the event of failure to begin construction and development for one year after the Begin Construction and Development deadline has expired, First Party may assess an idle land fee equivalent to 3% of the original total assignment land price; in the event of failure to begin construction and development for two years after the Begin Construction and Development deadline has expired, First Party may recover the land use rights for the Land without compensation. If the beginning of construction and development is delayed as the result of natural disaster or other FORCE MAJEURE factors, Second Party shall present written application, and, upon approval by First Party, shall be permitted to extend the deadline in accordance with such approval.

         4. Under the precondition of not damaging the facilities constructed by Second Party on the Land or the normal production of Second Party, Second Party consents to the construction or pass-through of municipal government facilities within the used land red-line area on the part of the government in accordance with overall urban planning, without requiring the payment of any compensation to Second Party. If the facilities constructed by Second Party on the Land or Second Party's normal operations are damaged, Second Party is entitled to claim damages from the government.

         (1) Municipal government electricity, telecommunications, power cables, power cable ditches;
         (2) Municipal government water supply and drainage and sewage pipelines;
         (3)  Municipal government planned roads, etc.

         5. Second Party agrees to simultaneously construct the following public benefit projects within the used land red-line area, and agrees to provide them for use free of charge.

         (1)          None                    ;
            ----------------------------------
         (2)          None                    ;
            ----------------------------------

             6. TRANSFER, LEASE AND HYPOTHECATION OF LAND USE RIGHTS

         Transfer, lease and hypothecation of land use rights shall be handled in accordance with the GUANGDONG PROVINCE SPECIAL ECONOMIC REGION LAND ADMINISTRATION ORDINANCE.

         1. The following conditions must exist simultaneously in the event of transfer (including sale, exchange or gifting) of land use rights:

         (1)  All land prices are paid in full;
         (2)  Land use certificate has been obtained;
         (3) Apart from the land price, capital invested in development and construction has reached 25% or more of the total investment amount stipulated in the contract.

         2. In the event of transfer, lease or hypothecation of land use rights, the two concerned parties must execute a contract, until [sic?] First Party completes modification procedures, and taxes and fees are paid in accordance with government regulations.

         3. In the event of transfer, lease or hypothecation of land use rights, neither party may violate the rights, obligations or effective term stipulated in the contract. If such violations occur, such transfers,
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leases or hypothecations shall be invalid, and the Zhuhai Municipal State Land
Planning Bureau shall administer corresponding penalties until the land use rights for the Land are recovered.


                         7. EXPIRATION OF LAND USE TERM

         1. When the land use term expires, in the event that the user of the land requires continued use of the land, said user should apply to renew the term one year prior to expiration. Unless the Land is recovered based on social or public benefit needs, this will generally be approved. In the event renewal is approved, Second Party must execute a new Land Use Rights Assignment Contract with First Party, pay land prices and complete land use rights registration procedures.

         2. When the land use term expires, in the event that the user of the land has not applied for renewal or, despite having applied for renewal, has not obtained approval in accordance with regulations, the land use rights shall be recovered by the state without compensation. The user of the land shall turn in the land use certificate, and shall complete cancellation procedures and registration.


                                    8. OTHER

         1. This contract shall take effect beginning on the date on which the two parties have signed and affixed their seals to it. Default on the part of either party under the contract shall be handled in accordance with the related laws of China, and economic losses incurred by the observant party shall be compensated. If disputes arise between the two parties as the result of the contract, said disputes shall be resolved through friendly negotiations. Should negotiations fail to resolve such disputes, suit may be filed with the People's Court, or the disputes may be turned over to the China International Economic Trade Arbitration Commission for resolution through arbitration.

         2. The building density for industrial-use land in industrial projects shall be 40% or lower. The building density for matching residential-use land shall be 35% or lower.

         3. Supplementary contracts shall be executed by the two parties based on the principles of sincerity and openness with respect to matters not covered in this contract. Supplementary contracts shall have equal legal effect with this contract.

         4. There are eight identical copies of this contract, two to be held by each of the two parties, and four copies for the files of the Zhuhai City State Land Planning Bureau.
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         First Party:      Zhuhai Bonded Area Management Committee
                           (seal) Zhuhai Bonded Area Management Committee

                           Legal Representative: /s/  Li Xiang

         Second Party:     OPLINK COMMUNICATIONS, INC.
                           -------------------------------

                           (seal)

                           Legal Representative: Liu Yanliang


                  Signed May 16, 2000 at HONG KONG.